                                                                    Exhibit 99.1

[Neoware Logo]                                                     PRESS RELEASE


FOR IMMEDIATE RELEASE

                 NEOWARE REPORTS FOURTH QUARTER AND FY06 RESULTS

KING OF PRUSSIA, Pa., August 14, 2006 -- Neoware, Inc. (Nasdaq: NWRE), the leading supplier of thin client software and devices, today reported financial results for its fiscal fourth quarter and year ended June 30, 2006.

Q4 FINANCIAL HIGHLIGHTS:

     o Revenues were $23,553,000, compared to $23,009,000 in the prior year fourth quarter.

     o Gross profit was 37% of revenue, compared to 44% of revenue in the prior year fourth quarter. Non-GAAP gross profit was 38% of revenue, compared to 45% of revenue in the prior year fourth quarter.

     o Operating expenses were $8,825,000, or 38% of revenue, compared to $7,399,000, or 32% of revenue, in the prior year fourth quarter. Non-GAAP operating expenses were $7,174,000, or 31% of revenue, compared to $6,721,000, or 29% of revenue, in the prior year fourth quarter.

     o Net income for the quarter was $.02 per diluted share, compared to $.14 per diluted share in the prior year fourth quarter.

     o Non-GAAP net income for the quarter was $.09 per diluted share, compared to $.18 per diluted share in the prior year fourth quarter.

     o The Company ended the quarter with $114.0 million of cash and marketable securities.

     o Non-GAAP results exclude amortization of acquisition-related intangibles, stock-based compensation and the write off of acquisition related in-process research and development and apply a non-GAAP tax rate of 33% and 24% in the fourth quarters of fiscal 2006 and 2005, respectively, for the purpose of showing a comparable view of the Company's performance from period to period.

     o    The Company's diluted shares outstanding were 20.4 million compared to
          16.4 million in the year ago quarter as a result of the Company's public offering of its common stock in February 2006.

FY06 FINANCIAL HIGHLIGHTS:

     o Revenues for the year increased 36% to $107,219,000, from $78,784,000 in the prior year.

     o Gross profit was 41% of revenue, compared to 43% of revenue in the prior year. Non-GAAP gross profit was 43% of revenue, compared to 44% of revenue in the prior year.

     o Operating expenses were $35,126,000, or 33% of revenue, compared to $23,926,000, or 30% of revenue, in the prior year. Non-GAAP operating expenses were $29,861,000, or 28% of revenue, compared to $22,534,000, or 29% of revenue, in the prior year.

     o Net income for the year was $.39 per diluted share, compared to $.46 per diluted share in the prior year, which did not include the effect of stock option expense.

     o Non-GAAP net income for the year was $.66 per diluted share, compared to $.55 per diluted share, in the prior year.

     o The Company generated approximately $8.4 million in cash from operations in the fiscal year.

     o Non-GAAP results exclude amortization of acquisition-related intangibles, stock-based compensation, the write off of acquisition related in-process research and development and the write off of deferred acquisition expenses and apply a non-GAAP tax rate of 33% and 31% in fiscal 2006 and 2005, respectively, for the purpose of showing a comparable view of the Company's performance from period to period.

"As previously disclosed, the fourth quarter's results were impacted by the insolvency of one of our German distributors and by the fact that several of our large enterprise customers did not purchase in the quarter," commented Michael Kantrowitz, Neoware's Chairman and CEO. "These facts, along with normal product mix variation, resulted in lower than expected revenues and gross margins for the quarter."

"What we experienced this quarter is not new for us, and doesn't change our positive outlook for our business and our market. We have consistently communicated that our revenues are subject to quarterly variation - both positive and negative - based on the timing of individual orders. In fact, we experienced similar quarterly variation to the positive in the first quarter of fiscal 2006, when our revenues were significantly above the expectations we communicated approximately three weeks before quarter end."

"The good news is that, even with lower revenues, we were profitable and cash-flow positive, and for the year we grew our revenues by 36%, our non-GAAP earnings by 33% and our non-GAAP EPS by 20%. We also ended the year with a record $114 million of cash and marketable securities, providing us with the resources to continue to invest in our business," Mr. Kantrowitz continued.

"We believe that our market
opportunity remains strong and is growing, and that our products solve real problems for enterprise customers. Neoware thin client software and devices significantly improve the security and manageability of corporate computing, and help enterprises reduce their costs. We are seeing increased interest in our solutions from our traditional vertical markets, including retail, healthcare, and transportation, as well as from new ones like finance and the Federal Government."

"Because of our confidence in the growth opportunities in our core markets, we are expanding our marketing and sales initiatives in 2007, including increasing our focus on systems integrators, distributors and VARs by increasing our sales headcount and marketing programs aimed at these channels. At the same time, we will also increase our investments in selling and marketing programs aimed at large enterprise customers through partnerships, including those with IBM and Lenovo."

"We believe we are better positioned than ever to grow our market, and to build upon our leadership position within it," Mr. Kantrowitz concluded.

FISCAL YEAR 2007 GUIDANCE

Based upon currently available information, the Company is updating its guidance as follows:

     o Revenues for the year are expected to increase by 18% to 20% compared to fiscal 2006.

     o Gross profit is expected to be in the 40% range, plus or minus a point or two in individual quarters based upon product mix.

     o Non-GAAP operating expenses, excluding amortization of stock-based compensation and amortization of acquisition related intangibles, are projected to increase by approximately $7.0 million for the year, similar to the increase from fiscal 2005 to 2006.

     o Amortization of stock-based compensation is expected to be approximately $900,000 per quarter.

     o Amortization of acquisition related intangibles is expected to be approximately $340,000 charged to cost of sales and $600,000 charged to sales and marketing expense per quarter.

     o The Company's effective tax rate is expected to decline approximately one to two percent as a result of the positive impact of tax free investment income.

     o Fully diluted share count is expected to be approximately 20.7 million shares.

CONFERENCE CALL INFORMATION

Neoware will host a conference call at 5:00 PM on August 14, 2006. The conference call will be available live at www.vcall.com and on the Neoware website at www.neoware.com. To participate, please go to the website 10 minutes prior to the call to register, download and install any necessary audio software. If you are unable to attend the live conference call, an Internet replay of the call will be archived and available after the call through October 20, 2006.

The call will also be accessible by dialing 1-800-974-9436 from the U.S. and +1-641-297-7617 for international calls. The conference ID will be NEOWARE. A replay of the call will be available through November 14, 2006, by dialing 1-800-645-7959 in the U.S. and +1- 973-854-1361 internationally. A copy of the press release announcing the Company's earnings and other financial and statistical information about the period to be presented in the conference call will be available at the section of the Company's website entitled "News" at www.neoware.com.

Non-GAAP Financial Measures

Neoware presents the following non-GAAP financial measures: non-GAAP gross profit and margin; non-GAAP operating expenses; non-GAAP operating income and margin; non-GAAP effective income tax rate; non-GAAP income taxes; non-GAAP net income; and non-GAAP earnings per share. We exclude the following items in the development of the non-GAAP financial measures presented:

         Stock-based compensation expenses. Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock-based compensation that we began recording under SFAS 123(R) in the first quarter of fiscal 2006. We exclude these expenses from our non-GAAP financial measures primarily because (i) they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, (ii) the exclusion of these expenses facilitates the comparison of results for fiscal 2006 with results for prior periods, which did not include stock-based compensation expenses and (iii) exclusion of these expenses allows more meaningful comparisons against financial models prepared by our investors and securities analysts that also present information on a GAAP and non-GAAP basis. In addition, stock-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and other equity-based compensation grants, which can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of our common stock. We believe that excluding these stock-based compensation amounts improves comparability of the operating performance of the business.

         Amortization of acquired intangible assets. In accordance with GAAP, cost of sales and operating expenses include amortization of acquired intangible assets such as intellectual property, customer lists and covenants not to compete. We exclude these items from our non-GAAP financial measures because (i) they are non-cash expenses that we do not consider part of ongoing cash operating results when assessing the performance of our business, as the timing and amount of the expenses vary from period to period, (ii) we believe that doing so facilitates comparisons to our historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories, and (iii) exclusion of these expenses better allows comparison against financial models prepared by our investors and securities analysts that also present information on a GAAP and non-GAAP basis.

         Income taxes. We use a non-GAAP effective income tax rate based on a derived amount which excludes the impact of the non-deductible portion of stock-based compensation expense as we believe this reflects income tax expense without the impact of stock-based compensation and provides a more meaningful comparison against our historical effective income tax rate for fiscal 2005, which did not include any impact of stock-based compensation expense.

The Company believes that its non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results because they exclude amounts that the Company excludes as part of its monitoring of operating results and assessing the performance of the business. For example, the Company uses non-GAAP measures, including gross profit, operating expense and operating income excluding amortization and stock-based compensation expense, in its financial and operational decision making, including decisions regarding staffing, future management priorities and how the Company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, the Company has established incentive compensation programs utilizing, in part, such non-GAAP financial measures, including non-GAAP operating income. For the same reasons, management also uses this information in its budgeting and forecasting activities and in quarterly reports to its Board of Directors.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Neoware's non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business. The principal limitation of Neoware's non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. To mitigate this limitation, Neoware presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures.

A reconciliation between non-GAAP and GAAP measures can be found in the accompanying schedule and in the News section of our web site at www.neoware.com.

About Neoware

Neoware, Inc. (Nasdaq:NWRE), provides enterprises throughout the world with thin client computing devices, software that turns PCs into thin clients, and services that adapt thin client technology to virtually any enterprise computing environment. Neoware's software powers, manages and secures thin client devices and traditional personal computers, enabling them to run Windows(r) and Web applications across a network, stream operating systems on demand, and connect to mainframes, mid-range, UNIX and Linux systems. Headquartered in King of Prussia, PA, USA, Neoware has offices in Australia, Austria, China, France, Germany, and the United Kingdom. Neoware's products are available worldwide from select, knowledgeable resellers, as well as via its partnerships with IBM, Lenovo and ClearCube. Neoware can be reached by email at info@neoware.com.

Neoware is a registered trademark of Neoware, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: our belief that our market opportunity remains strong and is growing; increased interest in our solutions from our traditional vertical markets; our intent to expand our marketing and sales initiatives in fiscal year 2007; increasing our focus on systems integrators, distributors and VARs by increasing our headcount and marketing programs; our increased investments in marketing programs aimed at large enterprise customers through IBM and Lenovo; and our ability to grow our market and our leadership position. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include: our success in implementing our expanded marketing and sales initiatives and increasing sales to the targeted customers; our inability to manage our expanded organization; our inability to successfully integrate our recent acquisitions; the timing and receipt of future orders; our timely development and customers' acceptance of our products; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales; our ability to maintain our partnerships; our dependence on our suppliers and distributors; increased competition; our continued ability to sell our products through Lenovo to IBM's customers; our ability to attract and retain qualified personnel; adverse changes in customer order patterns; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in general economic conditions in the U. S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the year ended June 30, 2005 and our quarterly reports on Forms 10-Q for the quarters ended September 30, 2005, December 31, 2005 and March 31, 2006.

                                  NEOWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                             JUNE 30,             JUNE 30,
                           ASSETS                              2006                 2005
                                                           ---------------------------------

Current assets:
    Cash and cash equivalents                                $  86,223             $   8,285
    Short-term investments                                      27,903                34,874
    Accounts receivable, net                                    16,877                17,165
    Inventories                                                  7,734                 3,051
    Prepaid expenses and other                                   3,231                 2,627
    Deferred income taxes                                        1,064                 1,015
                                                             ---------             ---------
       Total current assets                                    143,032                67,017

Goodwill                                                        41,268                31,223
Intangibles, net                                                12,175                 9,386
Deferred income taxes                                            1,451                  --
Property and equipment, net                                      1,586                   416
Other                                                               61                  --
                                                             ---------             ---------
                                                             $ 199,573             $ 108,042
                                                             =========             =========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                         $   8,989             $   8,408
    Accrued compensation and benefits                            2,021                 2,018
    Restructuring Reserve                                          600                  --
    Income taxes payable                                           158                 2,290
    Other accrued expenses                                       4,159                 3,166
    Deferred revenue                                               973                   734
                                                             ---------             ---------
       Total current liabilities                                16,900                16,616

Deferred income taxes                                              755                 1,151
Deferred revenue                                                   316                   306
                                                             ---------             ---------
       Total liabilities                                        17,971                18,073
                                                             ---------             ---------


Stockholders' equity:
    Preferred stock                                               --                    --
    Common stock                                                    20                    16
    Additional paid-in capital                                 158,672                74,577
    Treasury stock, 100,000 shares at cost                        (100)                 (100)
    Accumulated other comprehensive income (loss)                  556                   118
    Retained earnings                                           22,454                15,358
                                                             ---------             ---------
       Total stockholders' equity                              181,602                89,969
                                                             ---------             ---------
                                                             $ 199,573             $ 108,042
                                                             =========             =========

                                  NEOWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                       THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                            JUNE 30,                            JUNE 30,
                                               ------------------------------------ ----------------------------------
                                                     2006              2005               2006             2005
                                               ------------------------------------ ----------------------------------
Net revenues                                    $        23,553   $        23,009     $      107,219  $       78,784

Cost of revenues
    Cost of products (a)                                 14,556            12,612             61,607          43,862
    Amortization of intangibles                             347               271              1,260             708
                                                 ---------------   ---------------     --------------  --------------
       Total cost of revenues                            14,903            12,883             62,867          44,570
                                                 ---------------   ---------------     --------------  --------------
         Gross profit                                     8,650            10,126             44,352          34,214
                                                 ---------------   ---------------     --------------  --------------

Operating expenses
   Sales and marketing                                    4,056             3,433             16,920          12,134
   Research and development                               1,584             1,535              6,030           3,834
   General and administrative                             2,597             2,053             10,211           6,900
   Amortization of intangibles                              588               378              1,965           1,058
                                                 ---------------   ---------------     --------------  --------------
      Total operating expenses (b)                        8,825             7,399             35,126          23,926
                                                 ---------------   ---------------     --------------  --------------
         Operating income                                  (175)            2,727              9,226          10,288

Foreign exchange loss                                      (123)              (40)               (59)           (283)
Interest income, net                                        939               268              1,937             859
                                                 ---------------   ---------------     --------------  --------------
         Income before income taxes                         641             2,955             11,104          10,864

Income taxes                                                240               734              4,007           3,425
                                                 ---------------   ---------------     --------------  --------------

Net income                                       $          401    $        2,221      $       7,097   $       7,439
                                                 ===============   ===============     ==============  ==============

Earnings per share:
    Basic                                        $         0.02    $         0.14      $        0.40   $        0.47
                                                 ===============   ===============     ==============  ==============
    Diluted                                      $         0.02    $         0.14      $        0.39   $        0.46
                                                 ===============   ===============     ==============  ==============

Weighted average number of common
      shares outstanding:
    Basic                                                19,874            16,219             17,665          15,931
                                                 ===============   ===============     ==============  ==============
    Diluted                                              20,408            16,406             18,105          16,202
                                                 ===============   ===============     ==============  ==============

(a) includes stock-based compensation expense of $26 and $86 for the three and twelve months ended June 30, 2006.
(b) includes stock-based compensation expense of $1,063 and $3,300 for the three and twelve months ended June 30, 2006.

                                  NEOWARE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                          THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                               JUNE 30,                       JUNE 30,
                                                                   ------------------------------   -------------------------------
                                                                        2006              2005         2006              2005
                                                                   ---------------- -------------   ---------------- --------------
Cash flows from operating activities:
   Net income                                                      $       401      $    2,221      $      7,097      $    7,439
   Adjustments to reconcile net income to net cash
     provided by operating activities-
       Amortization of intangibles                                         935             678             3,225           1,795
       Depreciation                                                        118              91               421             290
       In process research and development                                  --             300                --             300
       Non-cash share-based compensation                                 1,088              --             3,386              --
       Income tax benefit on stock option exercises                         --            (271)               --             114
       Deferred income taxes                                              (820)             (3)             (820)             (3)
   Changes in operating assets and liabilities- net of effect from acquisition-
       Accounts receivable                                               5,301          (3,143)            1,062          (6,156)
       Inventories                                                      (1,610)            587            (1,144)         (1,596)
       Prepaid expenses and other                                          653          (1,351)            1,032            (753)
       Accounts payable                                                 (3,555)          3,120              (451)          2,641
       Accrued expenses                                                 (1,562)            482            (5,493)          3,143
       Deferred revenue                                                      7            (259)              115              33
                                                                   ------------     -----------     ------------     ------------
Net cash provided by operating activities                                  956           2,452             8,430            7,247
                                                                   ------------     -----------     ------------     ------------

Cash flows from investing activities:
   Acquisition of Maxspeed, net of cash acquired                            71             --            (11,982)            --
   Purchase of TeleVideo thin client business                               --             --             (3,520)            --
   Purchase of Visara thin client business                                  --             --             (2,107)         (3,804)
   Purchase of ThinTune thin client business, net of cash acq.              --            (704)               --         (10,087)
   Purchase of Mangrove Systems SAS, net of cash acquired                   --              99                --          (2,744)
   Purchase of Qualystem SAS, net of cash acquired                          --          (4,232)               --          (4,232)
   Purchase of short-term investments                                    (2,050)       (28,596)          (28,338)        (48,829)
   Sales of short-term investments                                        2,962              -            36,188          52,177
   Purchases of property and equipment                                      (86)           (66)           (1,498)           (157)
                                                                   ------------     -----------      ------------     ------------
Net cash provided by (used in) investing activities                         897        (33,499)          (11,257)        (17,676)
                                                                   ------------     -----------     ------------     ------------

Cash flows from financing activities:
   Repayments of capital leases                                             --              (2)               --              (6)
   Proceeds from issuance of common stock, net of expenses                  (80)            --            71,156              --
   Exercise of stock options                                              1,882            278             7,896           1,445
   Tax benefit from share-based payment arrangements                        (73)            --             1,661              --
                                                                   ------------     -----------     ------------     ------------
Net cash provided by financing activities                                 1,729            276            80,713           1,439
                                                                   ------------     -----------     ------------     ------------

Effect of foreign exchange rate changes on cash                             213            (30)               52             156
                                                                   ------------     -----------     ------------     ------------

   Increase (decrease) in cash equivalents                                3,795        (30,801)           77,938          (8,834)
Cash and cash equivalents, beginning of period                           82,428         39,086             8,285          17,119
                                                                   ------------     -----------     ------------     ------------
   Cash and cash equivalents, end of period                        $     86,223      $   8,285       $    86,223      $    8,285
                                                                   ============     ===========     ============     ============

Supplemental disclosures:
   Cash paid for income taxes                                      $        963      $     858       $     6,189      $      918
   Issuance of common stock for purchase of
     Mangrove Systems, SAS                                                   --             --                --           1,300

                                  NEOWARE, INC.
                   RECONCILIATION OF GAAP TO NON GAAP AMOUNTS
                      (in thousands, except per share data)

                                   (UNAUDITED)


                                                   TWELVE MONTH ENDED                           TWELVE MONTH ENDED
                                                     JUNE 30, 2006                                JUNE 30, 2005
                                       -------------------------------------------  ------------------------------------------
                                           GAAP       ADJUSTMENTS      NON-GAAP        GAAP       ADJUSTMENTS      NON-GAAP
                                       -------------------------------------------  ------------------------------------------
Gross profit                                44,352       1,346 A, B        45,698       34,214         708  B          34,922
                                       ========================     ==============  =======================     ==============
   Gross profit percentage                     41%                            43%          43%                            44%

Operating expenses
     Sales and marketing                    16,920     (1,238)   A         15,682       12,134          --             12,134
     Research and development                6,030       (394)   A          5,636        3,834       (300)  D           3,534
     General and administrative             10,211     (1,668)   A          8,543        6,900        (34)  E           6,866
     Amortization of intangibles             1,965     (1,965)   B             --        1,058     (1,058)  B              --
                                       ------------------------     --------------  -----------------------     --------------
          Operating expenses                35,126     (5,265)             29,861       23,926     (1,392)             22,534
                                       ========================     ==============  =======================     ==============

Operating income                             9,226       6,611 A, B        15,837       10,288       2,100  B          12,388
                                       ========================     ==============  =======================     ==============

Income taxes                                 4,007       1,839   C          5,846        3,425         593  C           4,018
                                       ========================     ==============  =======================     ==============

Net income                                 $ 7,097                       $ 11,869      $ 7,439                       $  8,946
                                       ============                 ==============  ===========                 ==============

Earnings per share - diluted               $  0.39                       $   0.66      $  0.46                       $   0.55
                                       ============                 ==============  ===========                 ==============

Weighted average shares
  outstanding - diluted                      18,105                         18,105       16,202                         16,202
                                       ============                 ==============  ===========                 ==============

A - To exclude the effect of stock-based compensation expense.
B - To exclude the effects of the amortization of intangible assets related to business combinations.
C - To adjust to an effective tax rate of 33% and 31% for the twelve months ended June 30, 2006 and 2005 respectively.
D - To exclude the write off of acquisition related in-process research and development.
E - To exclude the write off of deferred acquisition expenses.

                                  NEOWARE, INC.
                   RECONCILIATION OF GAAP TO NON GAAP AMOUNTS
                      (in thousands, except per share data)

                                   (UNAUDITED)


                                                   THREE MONTHS ENDED                            THREE MONTHS ENDED
                                                     JUNE 30, 2006                                 JUNE 30, 2005
                                       -------------------------------------------   -------------------------------------------
                                            GAAP        ADJUSTMENTS     NON-GAAP         GAAP        ADJUSTMENTS      NON-GAAP
                                       -------------------------------------------   -------------------------------------------
 Gross profit                                  8,650        373 A, B        9,023          10,126         271   B        10,397
                                       =========================      ============   =========================      ============
    Gross profit percentage                      37%                          38%             44%                           45%

 Operating expenses
      Sales and marketing                      4,056      (409)   A         3,647           3,433          --             3,433
      Research and development                 1,584       (89)   A         1,495           1,535       (300)   D         1,235
      General and administrative               2,597      (565)   A         2,032           2,053          --             2,053
      Amortization of intangibles                588      (588)   B            --             378       (378)   B            --
                                       -------------------------      ------------   -------------------------      ------------
             Operating expenses                8,825    (1,651)             7,174           7,399       (678)             6,721
                                       =========================      ============   =========================      ============

 Operating income                              (175)      2,024 A, B        1,849           2,727         949   B         3,676
                                       =========================      ============   =========================      ============

 Income taxes                                    240        639   C           879             734         203   C           937
                                       =========================      ============   =========================      ============

 Net income                            $         401                   $    1,786    $      2,221                   $     2,967
                                       ==============                 ============   =============                  ============


 Earnings per share - diluted          $         0.02                 $       0.09   $        0.14                  $       0.18
                                       ==============                 ============   =============                  ============

 Weighted average shares
   outstanding - diluted                       20,408                       20,408          16,406                        16,406
                                       ==============                 ============   =============                  ============

A - To exclude the effect of stock-based compensation expense.
B - To exclude the effects of the amortization of intangible assets related to business combinations.
C - To adjust to an effective tax rate of 33% and 24% for the three months ended June 30, 2006 and 2005 respectively.
D - To exclude the write off of acquisition related in-process research and development.